Exhibit 10.1

Execution Version

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of May 28, 2010 and is entered into by and among AVEO PHARMACEUTICALS, INC., a Delaware corporation, and each of its subsidiaries that appears on the signature pages hereof or which has joined this Agreement as contemplated by Section 7.14 hereof (hereinafter collectively referred to as the “Borrower”), HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (“Hercules II”), and HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership (“Hercules III”, together with Hercules II collectively referred to as the “Lender”).

RECITALS

A. Borrower, Hercules Technology Growth Capital, Inc. (“Lender Affiliate”) and Comerica Bank have previously entered into that certain Loan and Security Agreement dated as of March 15, 2008 (the “Prior Agreement”) pursuant to which the obligations outstanding to Lender Affiliate and Comerica Bank, other than as provided for in Section 2.6, in the aggregate, total $12,430,407.20 (the “Existing Term Loan”);

B. Borrower has requested that Lender make available to Borrower a loan in an aggregate principal amount of up to Twenty Five Million and No/100 Dollars ($25,000,000) (the “Term Loan”);

C. Lender is willing to make the Term Loan on the terms and conditions set forth in this Agreement; and

D. Borrower will use the Term Loan proceeds to, subject to Section 2.6, repay the Existing Term Loan in its entirety and, upon such payment, Borrower, Comerica Bank and Lender Affiliate will terminate the Prior Agreement.

AGREEMENT

NOW, THEREFORE, Borrower and Lender hereby agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Lender, Borrower and a third party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which grants Lender a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Lender in substantially the form of Exhibit A.

“Agreement” means this Loan and Security Agreement, as amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

“Assignee” has the meaning given to it in Section 11.13.

“Borrower Products” means all products, drugs, drug compounds, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Cash” means all cash and liquid funds.

“Cash Equivalents” shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twenty four months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor’s Ratings Services (“S&P”) is at least A-2 or the equivalent thereof or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-2 or the equivalent thereof in each case with maturities of not more than twenty four months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an “Approved Bank”), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper or corporate notes issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper or corporate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within twenty four months after the date of acquisition, (e) debt issued by government-sponsored enterprises with maturities of not more than twenty four months from the date of acquisition, (f) municipal obligations having a long term rating of at least A2 or equivalent by Moody’s and A or equivalent by S&P or short term ratings of P-1 or equivalent by Moody’s and A-1 or equivalent by S&P, in each case with maturities or put dates of not more than twenty four months from the date of acquisition and (g) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (f) above.

“Change in Control” means any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower, in each case in which the holders of Borrower’s outstanding voting securities, or affiliates of such holders, immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, hold voting securities representing more than fifty percent (50%) of the voting power of the outstanding voting securities of the surviving or resulting entity in such transaction or series of related transactions (or the parent of such surviving or resulting entity if such surviving or resulting entity is wholly owned by such parent), in each case without regard to whether Borrower or Subsidiary is the surviving or resulting entity.

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Commitment Charge” means $30,000, which charge has been paid to Lender prior to the Closing Date, and shall be deemed fully earned on the Closing Date regardless of the early termination of this Agreement.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit F.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the Ordinary Course of Business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Credit Enhancement Event I” means the achievement of the following: (i) following the Closing Date Borrower shall have entered into at least one new Strategic Collaboration Agreement pursuant to which Borrower receives, on or prior to April 1, 2011, aggregate net cash proceeds of at least Fifteen Million No/Dollars ($15,000,000) (the “Initial Collaboration Agreement”); (ii) on or prior to April 1, 2011 Borrower shall have enrolled at least 500 patients in a Phase 3 clinical trial of Tivozanib (TIVO-1) (which shall mean a human clinical trial in any country that satisfies the requirements of 21 CFR §312.21(c)); and (iii) on April 1, 2011 Borrower shall have unrestricted Cash on hand and/or be holding Cash Equivalents equal to or greater than Fifty Million No/Dollars ($50,000,000).

“Credit Enhancement Event II” means the achievement of the following: (i) on October 1, 2011 Borrower shall have unrestricted Cash on hand and/or be holding Cash Equivalents equal to or greater than Fifty Million No/Dollars ($50,000,000) and (ii) (x) following the Closing Date Borrower shall have entered into at least one new Strategic Collaboration Agreement pursuant to which Borrower receives, on or prior to April 1, 2011, aggregate net cash proceeds of at least Twenty Five Million No/Dollars ($25,000,000) or (y) in addition to entering into the Initial Collaboration Agreement, Borrower shall have entered into at least one additional new Strategic Collaboration Agreement pursuant to which Borrower receives, on or prior to October 1, 2011, aggregate net cash proceeds of at least Ten Million No/Dollars ($10,000,000).

“Deferred Charge Note” means a Promissory Note in substantially the form of Exhibit B-2.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended from time to time and its regulations.

“Event of Default” has the meaning given to it in Section 9.

“Excluded Agreements” means (i) the Warrant; (ii) any stock purchase agreement, options, or warrants to acquire, or agreements governing the rights of, any capital stock or other equity security, or any common stock, preferred stock, or equity security issued to or purchased by Lender or its nominee or assignee; and (iii) any other warrant agreement by and between Lender and Borrower.

“Existing Term Loan” has the meaning given to it in the recitals to this Agreement.

“Facility Charge” means $120,000.

“Financial Statements” has the meaning given to it in Section 7.1.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“GECC” means General Electric Capital Corporation.

“GECC Security Agreement” means that certain Master Security Agreement, dated as of December 8, 2003, by and between Borrower and GECC as the same may from time to time be amended, modified, supplemented or assigned in accordance with its terms.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the Ordinary Course of Business), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets or stock of another Person.

“Joinder Agreements” means for each Subsidiary required to do so by Section 7.14, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“JV Restrictions” has the meaning given to it in Section 7.6.

“Lender” has the meaning given to it in the preamble to this Agreement.

“Lender Affiliate” has the meaning given to it in the recitals to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes, the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated; provided, that the term “Loan Document” shall not include any Excluded Agreements.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of Borrower, provided, however, a Material Adverse Effect shall not occur if Borrower’s Board of Directors delivers to Lender, within 2 business days of Lender’s request, an equity financing plan acceptable to Lender; provided, further, the failure of a FDA clinical trial, in and of itself, shall not constitute a Material Adverse Effect; or (ii) the ability of Borrower to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Lender’s Liens on the Collateral or the priority of such Liens.

“Maximum Term Loan Amount” means Twenty-Five Million and No/100 Dollars ($25,000,000).

“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.

“New Warrants” shall mean the warrants to purchase shares of common stock of the Borrower issued to the Lender by the Borrower on June 2, 2010.

“Note(s)” means a Term Note or a Deferred Charge Note.

“Ordinary Course of Business” means the normal and customary operations of Borrower and/or its Subsidiaries, as applicable, and their business, including activities relating to the identification, acquisition through license or otherwise, development or commercialization of a biologic or drug.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $3,000,000, in the

aggregate, outstanding at any time secured by a lien described in clause (vii) of the defined term “Permitted Liens”; (iv) Indebtedness to trade creditors incurred in the Ordinary Course of Business, including Indebtedness incurred in the Ordinary Course of Business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) other Indebtedness in a principal amount not to exceed $1,000,000 at any time outstanding, (viii) reimbursement obligations in connection with letters of credit (including, without limitation, the Comerica Letters of Credit) in an amount not to exceed $1,000,000 undrawn at any time, (ix) guarantees of any items of Permitted Indebtedness in clauses (i) through (viii) above and (x) extensions, refinancing and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within two years from the date of acquisition thereof, (b) commercial paper maturing no more than two years from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than two years from the date of investment therein, (d) money market accounts, and (e) Cash Equivalents; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the Ordinary Course of Business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (viii) Investments consisting of travel advances in the Ordinary Course of Business; (ix) Investments in newly-formed Subsidiaries , provided that such Subsidiaries enter into a Joinder Agreement promptly after their formation by Borrower and execute such other documents as shall be reasonably requested by Lender; (x) Investments in any Subsidiary which is not a Borrower which do not exceed $1,000,000 in cash in the aggregate in any fiscal year; (xi) joint ventures or strategic alliances in the Ordinary Course of Business; (xii) Investments consisting of in-licensing of technology or products in the Ordinary Course of Business; (xiii) Permitted Indebtedness that also constitute Investments; (xiv) additional Investments that do not exceed $1,000,000 in cash in the aggregate in any fiscal year; (xv) Investments constituting treasury management made in accordance with Borrower’s investment policy, as approved by Borrower’s Board of Directors; (xvi) Investments by Borrower in any other Borrower; and (xvii) Investments utilizing Borrower’s stock as consideration that do not result in a Change of Control.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the Ordinary Course of Business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money liens and liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness” (and, with respect to any such Indebtedness owing to GECC, subject to compliance with Section 7.16, a Lien in favor of GECC on cash or cash equivalents securing such Indebtedness to GECC); (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the Ordinary Course of Business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the Ordinary Course of Business so long as they do not materially impair the value or marketability of the related property; (xiv) licenses that constitute Permitted Transfers; (xv) Comerica Bank’s Lien on the account described in subsection (ii)(D) of the provision in Section 3.1 up to the amount referenced therein; (xvi) Liens on cash and cash equivalents securing letters of credit permitted under clause (viii) of the definition of “Permitted Indebtedness;” and (xvii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means the conveyance, sale, lease, license, transfer or disposition of (i) Inventory (whether as raw material, work in process, finished product or otherwise) in the Ordinary Course of Business, (ii) exclusive and non-exclusive licenses and similar arrangements for the use of property of Borrower or its Subsidiaries in the Ordinary Course of Business, (iii) worn-out, obsolete or surplus Equipment at fair market value in the

Ordinary Course of Business, (iv) other assets having a fair market value of not more than $1,000,000 in the aggregate in any fiscal year, (v) property between Borrower and another Borrower, (vi) Permitted Liens and (vii) Permitted Investments.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Prepayment Charge” shall have the meaning assigned to such term in Section 2.4.

“Prime Rate” means for any day the prime rate as reported in The Wall Street Journal minus 4.75%.

“Prior Agreement” has the meaning given to it in the recitals to this Agreement.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Strategic Collaboration Agreement” means any strategic collaboration agreement (including, for example, a license agreement, a co-development agreement, a co-promotion agreement or other agreement in which Borrower grants rights in Borrower Products or technologies), entered into by Borrower, in each case whether with a new or existing strategic partner.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Lender in its sole discretion.

“Subsequent Financing” means the closing of the sale of equity securities by Borrower after the Closing Date resulting in at least $10 million in net cash proceeds to the Borrower; provided, however, that none of the following shall constitute a “Subsequent Financing”: (i) the issuance or sale of equity securities in connection with a Strategic Collaboration Agreement, (ii) the issuance or sale of equity securities in connection with the acquisition (whether by merger or otherwise) by the Borrower or any Subsidiary of all or substantially all of the stock or assets of any other entity; or (iii) the issuance or sale of equity securities to employees, directors or officers of, or consultants to, the Borrower or any Subsidiary in connection with the provision of services by any such individual.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1D hereto.

“Receivables” means all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights.

“Term Loan Advance” means any Term Loan funds advanced under this Agreement.

“Term Loan Amortization Date” means April 1, 2011; provided, that if Credit Enhancement Event I is achieved the Term Loan Amortization Date shall be October 1, 2011; provided, further, that if Credit Enhancement Event I and Credit Enhancement Event II are both achieved the Term Loan Amortization Date shall be January 1, 2012.

“Term Loan Interest Rate” means the higher of (i) 11.90% and (ii) 11.90% plus the Prime Rate; provided, however, that in no event shall the Term Loan Interest Rate exceed 15.0%.

“Term Loan Maturity Date” means September 1, 2013; provided, that if Credit Enhancement Event I is achieved the Term Loan Maturity Date shall mean March 1, 2014; provided, further, that if Credit Enhancement Event I and Credit Enhancement Event II are both achieved the Term Loan Maturity Date shall mean June 1, 2014.

“Term Note” means a Promissory Note in substantially the form of Exhibit B-1.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Warrant” means, collectively, all warrants to purchase shares of capital stock of the Borrower issued to Lender by the Borrower (including, without limitation, the New Warrants).

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOAN

2.1 Term Loan.

(a) Advance. Subject to the terms and conditions of this Agreement, Lender will make, and Borrower agrees to draw, a Term Loan Advance in the Maximum Term Loan Amount on the Closing Date.

(b) Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request and the Term Notes to Lender. Lender shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

(c) Interest. The principal balance of the Term Loan Advance shall bear interest thereon from such Advance Date, calculated as of such Advance Date, at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time, as applicable.

(d) Payment. Borrower will pay interest on the Term Loan Advance on the first day of each month, beginning the month after the Advance Date. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the Term Loan Amortization Date in thirty (30) equal monthly installments of principal and interest commencing on the Term Loan Amortization Date and continuing on the first business day of each month thereafter through the Term Loan Maturity Date. The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each Term Note or Term Advance.

2.2 Maximum Interest. Notwithstanding any provision in this Agreement, the Notes, or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of principal outstanding on the Notes; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.3 Default Interest. In the event any payment is not paid on the scheduled payment date, subject to applicable grace periods, an amount equal to two percent (2%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c) plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or Section 2.3, as applicable.

2.4 Prepayment. At its option upon at least 7 days prior notice to Lender, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest, together with a prepayment charge equal to the following percentage of the principal Advance amount being prepaid: if such Advance amounts are prepaid in any of the (i) first twelve (12) months following the Closing Date, 4%; (ii) after twelve (12) months but prior to twenty four (24) months, 3%; (iii) after twenty four (24) months but prior to thirty six (36) months, 2%; and thereafter, 1% (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. The outstanding amount of all principal and accrued interest and unpaid interest will become immediately due and payable without premium or penalty at Lender’s option upon a Change in Control.

2.5 End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays all of the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to $1,237,500. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.

2.6 Prior Agreement End of Term Charge. Lender Affiliate hereby assigns to Lender the right to receive the $1,249,500 end of term charge which is due and payable under the Prior Agreement on the Closing Date. Lender has agreed to defer such charge until, and Borrower agrees to pay Lender such charge on or before, May 1, 2012 as evidenced by the Deferred Charge Notes. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date in accordance with the terms of the Prior Agreement.

2.7 Termination of Prior Agreement. By countersigning below, Lender Affiliate hereby acknowledges and agrees that all obligations under the Prior Agreement to the Lender Affiliate (including, without limitation, all principal, interest, prepayment amounts, expenses and, to the extent provided in Section 2.6, end of term charges) have been paid in full, the documentation relating to such obligations and Prior Agreement are terminated (other than any obligations which by their terms survive such termination) and all Liens granted in favor or for the benefit of the Lender Affiliate are released.

SECTION 3. SECURITY INTEREST

3.1 As security for the prompt, complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower hereby grants to Lender a security interest in all of Borrower’s personal property now owned or hereafter acquired, including the following (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods and other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and (j) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall (i) include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”) and (ii) not include (A) more than 65% of the issued and outstanding voting capital stock of any Subsidiary that is incorporated or organized in a jurisdiction other than the United States or any state or territory thereof or the District of Columbia if to do so could reasonably be expected to cause Borrower adverse tax consequences under Internal Revenue Code Section 956 (or any successor statute); (B) Intellectual Property (other than Rights to Payment); (C) any Equipment or Proceeds thereof that is subject to a Lien that is otherwise permitted by clause (vii) of the definition of “Permitted Lien” hereunder if inclusion of such Equipment would constitute a breach by Borrower of its agreement with a third party equipment lessor or lender, provided, that upon the release of any such Lien such Equipment shall be deemed to be Collateral hereunder and shall be subject to the security interest granted herein; (D) cash held in money market account no. 1892029636 at Comerica Bank in an amount not to exceed $607,392 plus accrued interest to secure certain letters of credit (the “Comerica Letters of Credit”) and (E) cash or cash equivalents subject to the Lien permitted by the parenthetical of clause (vii) of the definition of “Permitted Liens”. Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, and the existence of such security interest would not otherwise violate or breach any provision in any applicable agreement or contract that is enforceable under the UCC with respect to the applicable Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Lender’s security interest in the Rights to Payment. Lender hereby agrees to provide Borrower, at Borrower’s expense, with any release, partial termination or other documents reasonably requested by Borrower to reflect or confirm that the Collateral does not include any property excluded from the definition thereof.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1 Closing Date. On or prior to the Closing Date, Borrower shall have delivered to Lender the following:

(a) executed originals of the Loan Documents, Account Control Agreements, a legal opinion of Borrower’s counsel, Deferred Charge Notes, and all other documents and instruments reasonably required by Lender to effectuate the transactions contemplated hereby or to create and perfect the Liens of Lender with respect to all Collateral, in all cases in form and substance reasonably acceptable to Lender;

(b) certified copy of resolutions of Borrower’s board of directors evidencing approval of (i) the Loan and other transactions evidenced by the Loan Documents; and (ii) the New Warrants and transactions evidenced thereby;

(c) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d) a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e) payment of the Facility Charge and reimbursement of Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance; and

(f) such other documents as Lender may reasonably request.

4.2 Further Conditions. On the Advance Date:

(a) Lender shall have received (i) an Advance Request and Term Notes for the relevant Advance as required by Section 2.1(b), each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Lender may reasonably request.

(b) The representations and warranties set forth in this Agreement and in Section 5 shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Borrower shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d) The Advance Request shall be deemed to constitute a representation and warranty by Borrower on the Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3 No Default. As of the Closing Date no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1 Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C.

5.2 Collateral. Borrower owns the Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens and JV Restrictions. Borrower has the power and authority to grant to Lender a Lien in the Collateral as security for the Secured Obligations.

5.3 Consents. Borrower’s execution, delivery and performance of the Notes, this Agreement and all other Loan Documents, and Borrower’s execution of the New Warrants, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate of Incorporation, bylaws, or any material law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) do not violate any material contract or agreement or require the consent or approval of any other Person that has not been obtained. The individual or individuals executing the Loan Documents and the New Warrants are duly authorized to do so.

5.4 Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5 Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened in writing against or affecting Borrower or its property (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect.

5.6 Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing indebtedness, or any other material agreement to which it is a party or by which it is bound and for which such default would reasonably be expected to result in an Material Adverse Effect.

5.7 Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Lender in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading in any material respect at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Lender shall be provided in good faith based upon assumptions believed to be reasonable at the time.

5.8 Tax Matters. (a) Borrower has filed all federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved in accordance with GAAP for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved in accordance with GAAP for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9 Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property. Except as described on Schedule 5.9, to the Borrower’s knowledge, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower that any part of the Intellectual Property violates the rights of any third party, except to the extent that any of the foregoing would not reasonably be expected to cause a Material Adverse Effect. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses and other licenses which if terminated could not reasonably be expected to result a Material Adverse Effect), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date and each other date required by Section 7.15. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10 Intellectual Property. Except as described on Schedule 5.10, Borrower has, or in the case of any proposed business, will have, all rights with respect to Intellectual Property necessary in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign all material Intellectual Property without condition, restriction or payment of any kind (other than license payments in the Ordinary Course of Business and JV Restrictions) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to the Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.

5.11 Borrower Products. Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof except to the extent any of the foregoing would not reasonably be expected to cause a Material Adverse Effect. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim except to the extent any of the foregoing would not reasonably be expected to cause a Material Adverse Effect. To the knowledge of Borrower, neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others in a manner as to be reasonably expected to cause a Material Adverse Effect.

5.12 Financial Accounts. Exhibit E, as may be updated by the Borrower in a written notice provided to Lender after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13 Employee Loans. Except as permitted by Section 7.8, Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.

5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments and each Subsidiary listed on Schedule 1D attached hereto. Attached as Schedule 1D, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1 Coverage. So long as there are any Secured Obligations outstanding or Lender has any commitment to make Advances, Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form (other than product liability insurance which shall be on a claims-made basis) , against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral to the extent a specific type of Collateral is customarily insured against in Borrower’s business and industry, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of such Collateral, provided that such insurance may be subject to standard exceptions and deductibles. Borrower shall also carry and maintain a fidelity insurance policy in an amount not less than $300,000.

6.2 Certificates. Borrower shall deliver to Lender certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Lender is an additional insured for commercial general liability, an additional insured and a loss payee for all risk property damage insurance, subject to the insurer’s approval, a loss payee for fidelity insurance, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance and fidelity. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Lender of cancellation or any other change adverse to Lender’s interests, except with respect to cancellation due to non-payment in which case ten (10) days advance written notice is sufficient. Any failure of Lender to scrutinize such insurance certificates for compliance is not a waiver of any of Lender’s rights, all of which are reserved.

6.3 Indemnity. Borrower agrees to indemnify and hold Lender and its officers, directors, employees, agents, attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other reasonable costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Lender or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims resulting solely from Lender’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement; provided, however, that, (i) with respect to such liabilities imposed originally and independently on Lender, Lender shall notify Borrower of any such liabilities within 180 days of the initial date Lender has actual knowledge, or should have had knowledge, of its direct exposure to such liabilities and, (ii) with respect to all other such liabilities not described in subsection (i), Lender shall notify Borrower of any such liabilities within 180 days of the initial date Lender has actual knowledge of its direct exposure to such liabilities.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1 Financial Reports. Borrower shall furnish to Lender the Compliance Certificate in the form of Exhibit F monthly within 30 days after the end of each month and the financial statements listed hereinafter (the “Financial Statements”):

(a) as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable and customary under accepted accounting practices), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer, Chief Financial Officer or Vice President of Finance to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b) as soon as practicable (and in any event within 45 days) after the end of each calendar quarter (not including the fourth quarter of each fiscal year), unaudited interim financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable and customary under accepted accounting practices), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer, Chief Financial Officer or Vice President of Finance to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year end adjustments;

(c) as soon as practicable (and in any event within 90 days) after the end of each fiscal year, (i) unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable and customary under accepted accounting practices), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by Ernst & Young or a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by any management report from such accountants;

(d) promptly after the sending or filing thereof, copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(e) within sixty (60) days of each fiscal year-end, board approved monthly income statement and balance sheet projections for Borrower’s following fiscal year. Any board approved changes to such projections shall be delivered to Lender within thirty (30) days of such board approval; and

(f) budgets, operating plans and other financial information reasonably requested by Lender.

The executed Compliance Certificate may be sent via facsimile to Lender at (650) 473-9194 or via e-mail to bjadot@herculestech.com. Documents required to be delivered pursuant to this Section 7.1 (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto on Borrower’s website at the Borrower’s website address of www.aveopharma.com (or such other website address as Borrower may provide to Lender in writing from time to time); provided, that: (x) to the extent Lender is otherwise unable to receive any such electronically delivered documents, Borrower shall, upon request by Lender, deliver paper copies of such documents to Borrower until a written request to cease delivering paper copies is given by Borrower and (y) Borrower shall notify Lender by electronic mail of the posting of any such documents or provide to Lender by electronic mail electronic versions (i.e., soft copies) of such documents, in each case, to financialstatements@herculestech.com with a copy to bjadot@herculestech.com.

7.2 Management Rights. Borrower shall permit any representative that Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours (but in any event no more than twice in any 12 month period unless an Event of Default has occurred and is continuing). In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Lender shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Lender with respect to any business issues shall not be deemed to give Lender, nor be deemed an exercise by Lender of, control over Borrower’s management or policies.

7.3 Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents necessary to perfect or give the highest priority to Lender’s Lien on the Collateral (subject to Permitted Liens). Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Lender, and take all further action that may be necessary or that Lender may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Lender’s name or in the name of Lender as agent and attorney-in-fact for Borrower. Borrower shall, in its reasonable business judgment, protect and defend Borrower’s title to the Collateral and Lender’s Lien thereon against all Persons claiming any interest adverse to Borrower or Lender other than Permitted Liens.

7.4 Compromise of Agreements. Without Lender’s prior written consent, Borrower shall not, nor shall it allow any of its Subsidiaries to, (a) grant any material extension of the time of payment of any of the Account receivable or General Intangibles other than extensions in the Ordinary Course of Business which are consistent with past practices, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof other than in the Ordinary Course of Business and consistent with past practices, (c) release, wholly or partly, any Person liable for the payment thereof other than in the Ordinary Course of Business and consistent with past practices, or (d) allow any credit or discount whatsoever thereon other than trade discounts granted by Borrower or such Subsidiary in the exercise of the Borrower’s or such Subsidiary’s reasonable business judgment.

7.5 Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Lender in accordance herewith or for the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion.

7.6 Collateral. Borrower shall at all times keep the Collateral, all Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting the Collateral, such Intellectual Property, such other property and assets, or any Liens thereon. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting such Subsidiary’s assets. Borrower shall not permit the inclusion in any contract to which it or a Subsidiary becomes a party of any provisions that restrict or invalidate the granting of a security interest in any of Borrower’s or such Subsidiary’s property and assets other than with respect to contractual restrictions on Intellectual Property entered into with third party strategic collaborators that are not financial institutions in the Ordinary Course of Business (“JV Restrictions”).

7.7 Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.8 Distributions. Without the prior written consent of the Lender, Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest by more than $250,000 in the aggregate in any fiscal year, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to Borrower (or to any other Subsidiary of Borrower), or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $250,000 in the aggregate in any fiscal year or (d) waive, release or forgive any indebtedness owed by any employees, officers or directors in excess of $250,000 in the aggregate.

7.9 Transfers. Except for Permitted Transfers, Borrower shall not voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.10 Mergers or Acquisitions. Without Lender’s prior written consent, not to be unreasonably withheld, Borrower shall not merge or consolidate, or permit any of its

Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided, that Borrower may make (i) acquisitions utilizing cash as consideration that constitute Permitted Investments and (ii) acquisitions utilizing Borrower’s stock as consideration that do not result in a Change of Control.

7.11 Taxes. Borrower and its Subsidiaries shall pay when due all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all material personal property tax returns in respect of the Collateral. Notwithstanding the foregoing in this Section 7.11, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.12 Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Lender. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Lender; and (ii) such relocation shall be within the continental United States. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (v) relocations of clinical trial supplies in the Ordinary Course Business, (w) Permitted Transfers, (x) sales of Inventory (whether as raw material, work in process, finished product or otherwise) in the Ordinary Course of Business, (y) relocations of Equipment having an aggregate value of up to $500,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Lender, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has used commercially reasonable efforts to obtain a bailee agreement in form and substance reasonably acceptable to Lender, provided, that it shall deliver such a bailee agreement for any such relocation of assets in excess of $1,000,000.

7.13 Deposit Accounts. The Borrower shall not maintain any Deposit Accounts, or accounts holding Investment Property, except (i) with respect to which Lender has an Account Control Agreement, or (ii) with respect to money market account no. 1892029636 at Comerica Bank.

7.14 Subsidiaries. Borrower shall notify Lender of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Subsidiary to execute and deliver to Lender a Joinder Agreement unless to do so could be expected to cause Borrower adverse tax consequences under Internal Revenue Code Section 956 (or any successor statute).

7.15 Intellectual Property. Borrower shall update the Intellectual Property information listed on Exhibit D within 30 days of each quarter end.

7.16 GECC Indebtedness. On or before June 30, 2010, Borrower shall fully, finally and completely pay in cash all amounts owed to GECC and shall use commercially reasonable efforts to promptly deliver to Lender evidence of such payment and copies of file stamped terminations of all financing statements relating to such GECC indebtedness and the GECC Security Agreement.

7.17 SBIC. Lender has received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the Loan to Borrower will be made under the SBA license and the SBIC Act. Addendum 1 to this Agreement outlines various responsibilities of Lender and Borrower associated with an SBA loan, and such Addendum 1 is hereby incorporated in this Agreement.

7.18 New Warrants. Notwithstanding anything to the contrary contained herein, the Borrower shall issue (i) the New Warrants and (ii) a legal opinion, in the form agreed to as of the Closing Date, with respect to the New Warrants, in each case, to Lender on June 2, 2010. Borrower acknowledges and agrees that failure to issue the New Warrants and such opinion to Lender on June 2, 2010 shall constitute an immediate Event of Default under Section 9 hereof.

SECTION 8. RIGHT TO INVEST/CONVERT

8.1 Rights.

Subject to the terms and conditions hereof, including, without limitation, Section 11.13 hereof, Lender shall have the right, subject to compliance with applicable securities laws and subject to Borrower’s consent, which consent shall not be unreasonably withheld to (a) convert outstanding principal of the Term Loan into the same equity securities sold in any and all Subsequent Financings and/or (b) purchase the same equity securities sold in any and all Subsequent Financings for cash, in case of clauses (a) and (b) in the aggregate amount of up to $2,000,000, in each case, on the same terms, conditions and pricing afforded by Borrower to other investors participating in the applicable Subsequent Financing at a closing to occur concurrently with the closing of such Subsequent Financing, provided, however that the obligation of the Borrower to issue and sell to the Lender any securities pursuant to this Section 8.1 is subject in all cases to the preparation, execution and delivery by the Borrower and the Lender of a purchase agreement containing the same terms and conditions set forth in the agreement between the Borrower and other investors participating in the applicable Subsequent Financing, if any, and other terms and conditions reasonable acceptable to the Borrower and the Lender, and the receipt of any required regulatory approval. For purposes of clarity, Borrower may withhold its consent (which shall be deemed reasonable for purposes hereof) in the event that effecting a conversion and/or an investment as contemplated by this Section 8.1 in accordance with the terms and conditions hereof would, in the good faith determination of the Borrower, (i) require the Borrower to obtain the approval of its stockholders pursuant to applicable securities exchange rules, (ii) result in a violation of any applicable law, rule or regulation or (iii) adversely affect such Subsequent Financing (including the marketing thereof) or any activity that the Borrower is engaged in or has plans to engage at such time.

8.2 Provisions Applicable to Rights.

(a) The Borrower shall provide to the Lender 10 days’ prior written notice (the “Notice”) of the consummation of each Subsequent Financing (including the number and type of securities to be offered, the price and other material terms and conditions, to the extent known, and the anticipated closing date thereof). The Borrower shall promptly notify Lender of (i) the determination of the price and other material terms and conditions upon which it proposes to offer such securities, to the extent not set forth in such Notice and (ii) any material change in any of the information set forth in such Notice or in the price or other terms previously communicated to such Lender.

(b) The Lender shall have until the later of: (i) 5 days following receipt of the Notice, (ii) the date one business day following the date on which the final price and material terms, to the extent not set forth in the Notice, are communicated to such Lender and (iii) the date one business day following the date on which any material change in any of the information set forth in the Notice or in the price or any other term of the applicable Subsequent Financing is communicated to such Lender (such period, the “Exercise Period”) to exercise its rights pursuant to Section 8.1 with respect to such Subsequent Financing by delivering written notice of exercise of such rights (and the terms of such exercise in accordance with the provisions hereof) to the Borrower within such Exercise Period. In the event that the Borrower does not receive such written notice from the Lender within such Exercise Period, the Lender’s rights under this Section 8 with respect to such Subsequent Financing shall terminate upon the expiration of such Exercise Period.

(c) Notwithstanding the foregoing, in the event that the applicable Subsequent Financing is a public offering made pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the offering and any issuance and sale of securities to the Lender pursuant to this Section 8 shall be made by the Borrower in a concurrent private placement and not in such public offering (and as such, the securities offered and issued and sold to the Lender in the private placement shall constitute “restricted securities” for purposes of the Securities Act). In any such private placement: (i) the conversion price or purchase price per share to be paid by Lender, as applicable, in such private placement shall be equal to the initial offering price to the public in such public offering and (ii) the closing of the private placement shall occur concurrently with the closing of such Subsequent Financing.

(d) Notwithstanding the foregoing, Borrower shall have no obligations pursuant to this Section 8 at any, and during any period of, time when Lender is in default in any material respect of any of its obligations under an agreement between Borrower and Lender.

(e) Notwithstanding anything to the contrary contained herein, Lender shall not sell or assign any rights granted to it pursuant to this Section 8 without the prior written consent of the Borrower.

(f) The Company shall use commercially reasonable efforts to obtain the consent of the requisite percentage of the parties to the Fourth Amended and Restated Investor Rights Agreement dated as of March 18, 2009 by and among Borrower and the other parties named therein as required to enable the Borrower and the Lender to execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit I, on or prior to the date that is 30 days following the date hereof.

(g) The rights granted to Lender under this Section 8 shall terminate upon the earliest to occur of: (i) the date on which the Lender has converted outstanding principal of the Term Loan into equity securities and/or has purchased equity securities for cash pursuant to Section 8.1, in the aggregate amount of $2,000,000, or (ii) the date on which the Secured Obligations are no longer outstanding.

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1 Payments. Borrower fails to pay any amount when due under this Agreement, the Notes or any of the other Loan Documents and such default continues for more than three business days after the due date thereof; or

9.2 Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, the Notes, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6.1, 7.5, 7.6, 7.7, 7.8, 7.9, 7.13 or 7.18) such default continues for more than ten (10) business days after the earlier of the date on which (i) Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6.1, 7.5, 7.6, 7.7, 7.8, 7.9, 7.13 or 7.18, upon the earlier to occur of (x) Lender has given written notice of such default to Borrower or (y) Borrower has actual knowledge of such default; or

9.3 Material Adverse Effect. A circumstance has occurred that would have a Material Adverse Effect; or

9.4 Other Loan Documents. The occurrence of any default under any Loan Document not otherwise specifically referenced in this Section 9 or the Warrant or any other agreement between Borrower and Lender and such default continues for more than ten business (10) days after the earlier of (a) Lender has given written notice of such default to Borrower, or (b) Borrower has actual knowledge of such default; or

9.5 Representations. Any representation or warranty made by Borrower in any Loan Document or in the Warrant shall have been false or misleading in any material respect when made; or

9.6 Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents; or (iii) shall file a voluntary petition in bankruptcy; or

(iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33- 1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted for a period of more than five consecutive business days, or terminate substantially all of its employees; or (vii) becomes insolvent; or (viii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vii); or (B) either (i) sixty (60) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.7 Attachments; Judgments. Any material portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments for the payment of money, individually or in the aggregate, of at least $500,000 shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of twenty (20) days after the entry thereof (provided that no Advances will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree), or Borrower is enjoined or in any way prevented by court order from conducting any material part of its business; or

9.8 Other Obligations. The occurrence of any default under (a) any agreement or obligation of Borrower involving any Indebtedness in excess of $500,000, or (b) the occurrence of any default under any agreement or obligation of Borrower that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. REMEDIES

10.1 General. Upon and during the continuance of any one or more Events of Default, (i) Lender may, at its option, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.6, the Notes and all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), and (ii) Lender may notify any of Borrower’s account debtors to make payment directly to Lender, compromise the amount of any such account on Borrower’s behalf and endorse Lender’s name without recourse on any such payment for deposit directly to Lender’s account. Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Lender’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Lender may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Lender in the following order of priorities:

First, to Lender in an amount sufficient to pay in full Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Lender may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Lender shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Lender to marshal any Collateral.

10.4 Cumulative Remedies. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

SECTION 11. MISCELLANEOUS

11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)	If to Lender:

HERCULES TECHNOLOGY II, L.P.

HERCULES TECHNOLOGY III, L.P.

Attention: Chief Legal Officer and Bryan Jadot

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3068

(b)	If to Borrower:

AVEO PHARMACEUTICALS, INC.

Attention: President

75 Sidney Street

Fourth Floor

Cambridge, MA 02139

Facsimile: 617-995-4995

Telephone: 617-299-5000

With a copy to:

AVEO PHARMACEUTICALS, INC.

Attention: Vice President, Corporate Counsel

75 Sidney Street

Fourth Floor

Cambridge, MA 02139

Facsimile: 617-995-4995

Telephone: 617-299-5000

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments. This Agreement, the Notes, and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Lender’s revised proposal letter dated May 7, 2010 and the Prior Agreement). None of the terms of this Agreement, the Notes or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver. The powers conferred upon Lender by this Agreement are solely to protect its rights hereunder, except those rights granted to Lender pursuant to Section 8 of this Agreement, and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission or delay by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

11.6 Survival. All agreements, representations and warranties contained in this Agreement, the Notes and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Notes or any of the other Loan Documents without Lender’s express prior written consent, and any such attempted assignment shall be void and of no effect. Except as set forth in Sections 8 and 11.13, Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender’s successors and assigns.

11.8 Governing Law. This Agreement, the Notes and the other Loan Documents have been negotiated and delivered to Lender in the State of California, and shall have been accepted by Lender in the State of California. Payment to Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement, the Notes or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower and Lender; Claims that arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11 Professional Fees. Borrower promises to pay Lender’s reasonable fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other reasonable miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12 Confidentiality. Lender acknowledges that certain items of Collateral and information provided to Lender by Borrower (including, without limitation, under Sections 7.1, 7.2 and 8 of this Agreement) are confidential and proprietary information of Borrower (the “Confidential Information”) and agrees to exercise the same degree of care that Lender exercises with respect to its own proprietary information of the same types to maintain the confidentially of any such Confidential Information received in connection with this Agreement. Lender agrees that any Confidential Information it may obtain shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if Lender in its sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required in any report, statement or testimony submitted to any governmental authority having jurisdiction over Lender; (d) if required in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Lender’s counsel; (e) to comply with any legal requirement or law applicable to Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Lender’s sale, lease, or other disposition of Collateral after default; (g) to any participant or Assignee of Lender or any prospective participant or Assignee; provided, that such participant or Assignee or prospective participant or Assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents. Lender hereby acknowledges that Borrower is a publicly traded company and the trading in securities of Borrower is subject to applicable securities legislation. Lender hereby further acknowledges that as a result of the disclosure that may be made to it of any Confidential Information, it may possess material, non-public information of Borrower. Accordingly, Lender hereby acknowledges that any trading by its employees, officers, agents or representatives in the securities of Borrower may entail the violation by Lender, its employees, officers, agents or representatives of applicable securities and other legislation and regulations.

11.13 Assignment of Rights. Borrower acknowledges and understands that Lender may sell and assign all or part of its interest hereunder and under the Note(s) and Loan Documents to any person or entity other than a person or entity reasonably deemed by Lender to be a direct competitor of Borrower (an “Assignee”); provided, that Lender shall not sell or assign any rights pursuant to Section 8 of this Agreement without the consent of the Borrower. After such assignment the term “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Lender in Cash.

11.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any person other than Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely between the Lender and the Borrower.

11.17 Publicity. To the extent Lender desires to use Borrower’s name and logo, including a brief description of the relationship between Borrower and Lender, in Lender’s marketing materials, Lender shall provide a copy of such materials to Borrower and shall seek consent from Borrower which may not be unreasonably withheld; provided, however, for clarity, no consent will be required (either by Lender or Borrower) in connection with the filing of this Agreement (or any other related Loan Document) with the SEC or any similar or replacement governmental entity or other mandatory disclosures required by law.

11.18 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Lender by reason of Borrower’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by Lender. If Lender institutes any action or proceeding to specifically enforce the provisions hereof, any Person against whom such action or proceeding is brought hereby waives the claim or defense therein that Lender has an adequate remedy at law, and such Person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

AVEO PHARMACEUTICALS, INC.

Signature:	/s/ Tuan Ha-Ngoc

Print Name:	Tuan Ha-Ngoc

Title:	President and CEO

Accepted in Palo Alto, California:

LENDER:

HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership

By:	Hercules Technology SBIC
Management, LLC, its General Partner

By:	Hercules Technology Growth
Capital, Inc., its Manager

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership

By:	Hercules Technology SBIC
Management, LLC, its General Partner

By:	Hercules Technology Growth
Capital, Inc., its Manager

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

ACKNOWLEDGED AND AGREED ONLY AS TO SPECIFIED LENDER AFFILIATE REPRESENTATIONS AND OBLIGATIONS:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ K. Nicholas Martitsch

Print Name:	K. Nicholas Martitsch

Title:	Associate General Counsel

Table of Addenda, Exhibits and Schedules

Addendum 1:	SBA Provisions

Exhibit A:	Advance Request
Attachment to Advance Request

Exhibit B-1:	Term Note

Exhibit B-2:	Deferred Charge Note

Exhibit C:	Name, Locations, and Other Information for Borrower

Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	ACH Debit Authorization Agreement

Exhibit I:	Registration Rights Agreement

Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 1D	Subsidiaries
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.14	Capitalization

ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

(a) Borrower’s Business. For purposes of this Addendum 1, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103. Borrower represents and warrants to Lender (as of the Closing Date and for a period of one year thereafter) and covenants to Lender as follows:

1.	Size Status. Borrower does not have in excess of 500 employees on the Closing Date;

2.	No Relender. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3.	No Passive Business. Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties). Borrower’s employees are carrying on the majority of day to day operations. Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

4.	No Real Estate Business. Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5.

No Project Finance. Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

6.	No Farm Land Purchases. Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7.	No Foreign Investment. The proceeds of the Loan will not be used substantially for a foreign operation. At the time of the Loan, Borrower will not have more than 49 percent of its employees or tangible assets located outside the United States. The representation in this subsection (7) is made only as of the date hereof and shall not continue for one year as contemplated in the first sentence of this Section 1.

(b) Small Business Administration Documentation. Lender acknowledges that Borrower completed, executed and delivered to Lender SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Lender regarding its intended use of proceeds from the sale of securities to Lender (the “Use of Proceeds Statement”). Borrower represents and warrants to Lender that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of the Closing Date is accurate and complete.

(c) Inspection. The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents. Subject to the preceding sentence, Borrower will permit, for so long as Lender holds any debt or equity securities of Borrower, Lender or its representative, at Lender’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by Lender or the SBA.

(d) Annual Assessment. At the request of Lender, Borrower will deliver to Lender a written assessment of the economic impact of Lender’s investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with the filing of Lender’s SBA Form 468. Lender will assist Borrower with preparing such assessment. In addition to any other rights granted hereunder, Borrower will grant Lender and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds. Borrower also will furnish or cause to be furnished to Lender such other information regarding the business, affairs and condition of Borrower as Lender may from time to time reasonably request.

(e) Use of Proceeds. Borrower will use the proceeds from the Loan only for general working capital purposes. Borrower will deliver to Lender from time to time promptly following Lender’s request, a written report, certified as correct by Borrower’s Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed. Borrower will supply to Lender such additional information and documents as Lender reasonably requests with respect to its use of proceeds and will permit Lender and the SBA to have access to any and all Borrower records and information and personnel as Lender deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in this Section 7.16.

(f) Activities and Proceeds. Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act under 13 C.F.R. §107.720. Without obtaining the prior written approval of Lender, Borrower will not change within 1 year of the date hereof, Borrower’s current business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act.

(g) Redemption Provisions. Notwithstanding any provision to the contrary contained in the Certificate of Incorporation of Borrower, as amended from time to time (the “Charter”), if, pursuant to the redemption provisions contained in the Charter, if any, Lender is entitled to a redemption of its Warrant, such redemption (in the case of Lender) will be at a price equal to the redemption price set forth in the Charter (the “Existing Redemption Price”). If, however, Lender delivers written notice to Borrower that the then current regulations promulgated under the SBIC Act prohibit payment of the Existing Redemption Price in the case of an SBIC (or, if applied, the Existing Redemption Price would cause the Common Stock to lose its classification as an “equity security” and Lender has determined that such classification is unadvisable), the amount Lender will be entitled to receive shall be the greater of (i) fair market value of the securities being redeemed taking into account the rights and preferences of such securities plus any costs and expenses of the Lender incurred in making or maintaining the Warrant, and (ii) the Existing Redemption Price where the amount of accrued but unpaid dividends payable to the Lender is limited to Borrower’s earnings plus any costs and expenses of the Lender incurred in making or maintaining the Warrant; provided, however, the amount calculated in subsections (i) or (ii) above shall not exceed the Existing Redemption Price.

(h) Cost of Money. Notwithstanding any provision to the contrary contained in the Loan Documents, all interest and fees charged pursuant to the Loan Documents shall comply with the provisions of 13 C.F.R. § 107.855, including, without limitation, that such amounts shall not exceed the Cost of Money ceiling (as defined hereafter). The current Cost of Money ceiling for this Loan is fourteen and one half (14.5%) percent, not including the valuation of the warrants issued in connection herewith.

(i) Compliance and Resolution. Borrower agrees that a failure to comply with Borrower’s obligations under this Addendum, or any other set of facts or circumstances where it has been asserted by any governmental regulatory agency (or Lender believes that there is a substantial risk of such assertion) that Lender and its affiliates are not entitled to hold, or exercise any significant right with respect to, any securities issued to Lender by Borrower, will constitute a breach of the obligations of Borrower under the financing agreements between Borrower and Lender. In the event of (A) a failure to comply with Borrower’s obligations under this Addendum; or (B) an assertion by any governmental regulatory agency (or Lender believes that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then (i) Lender and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Lender, and any governmental regulatory agency, and, (ii) upon request of Lender, Borrower will cooperate and assist with any assignment of the financing agreements from Hercules Technology II, L.P. and Hercules Technology III, L.P. to Hercules Technology Growth Capital, Inc. (the “Assignment Remedy”). Notwithstanding anything to the contrary in this Agreement, pending the completion of such resolution meeting, no default or Event of Default shall have, or be deemed to have, occurred, provided that if such resolution meeting does not result in a cure or waiver of any such failure to comply, the Assignment Remedy shall be effectuated and, for clarity, no default or Event of Default shall have or be deemed to have occurred.

EXHIBIT A

ADVANCE REQUEST

To:	Lender:	Date:	May [ ], 2010

Hercules Technology II, L.P.
Hercules Technology III, L.P. 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 Facsimile: 650-473-9194 Attn: Bryan Jadot

AVEO Pharmaceuticals, Inc. (“Borrower”) hereby requests Hercules Technology II, L.P. and Hercules Technology III, L.P. (collectively, “Lender”) an Advance in the amount of Twenty Five Million and No/100 Dollars ($25,000,000.00) in the aggregate on May [    ], 2010 (the “Advance Date”) pursuant to the Loan and Security Agreement between Borrower and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)	Issue a check payable to Borrower

or

(b)	Wire Funds to Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (ii) that Borrower is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iii) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Lender has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested Advance.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Lender promptly before the funding of the Advance if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Lender has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of May [    ], 2010.

BORROWER: AVEO
PHARMACEUTICALS, INC.

SIGNATURE:

TITLE:

PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST

Dated: May [    ], 2010

Borrower hereby represents and warrants to Lender that Borrower’s current name and organizational status is as follows:

Name:	AVEO PHARMACEUTICALS, INC.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	3444819

Borrower hereby represents and warrants to Lender that the street addresses, cities, states and postal codes of its current locations are as follows:

EXHIBIT B-1

SECURED TERM PROMISSORY NOTE

[$13,750,000 / $11,250,000]	Advance Date: May [ ], 2010

Maturity Date: September 1, 2013, March 1, 2014 or June 1, 2014 as specified in the Loan Agreement

FOR VALUE RECEIVED, AVEO Pharmaceutical, Inc., a Delaware corporation, for itself and each of its Subsidiaries which executes and delivers a Joinder Agreement (the “Borrower”) hereby promises to pay to the order of [Hercules Technology II, L.P. [or] Hercules Technology III, L.P.] or the holder of this Secured Term Promissory Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [Thirteen Million Seven Hundred Fifty Dollars ($13,750,000) [OR] Eleven Million Two Hundred Fifty Dollars ($11,250,000)] or such other principal amount as Lender has advanced to Borrower, together with interest at the Term Loan Interest Rate (as defined in the Loan Agreement) per annum based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is a Term Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated May [    ], 2010, by and between Borrower, [Hercules Technology II, L.P. [or] Hercules Technology III, L.P.] and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES
(if such subsidiary executes and delivers a Joinder Agreement):	AVEO PHARMACEUTICALS, INC.

By:
Title:

EXHIBIT B-2

SECURED DEFERRED CHARGE PROMISSORY NOTE

[$687,225 / $562,275]	Advance Date: May 28, 2010

Maturity Date: May 1, 2012

FOR VALUE RECEIVED, AVEO Pharmaceutical, Inc., a Delaware corporation, for itself and each of its Subsidiaries which executes and delivers a Joinder Agreement (the “Borrower”) hereby promises to pay to the order of [Hercules Technology II, L.P. [or] Hercules Technology III, L.P.] or the holder of this Secured Term Promissory Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Deferred Charge Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [Six Hundred Eighty Seven Thousand Two Hundred Twenty Five Dollars ($687,225) [OR] Five Hundred Sixty Two Thousand Two Hundred Seventy Five Dollars ($562,275)] which will not accrue interest. Notwithstanding the above Maturity Date, it shall be deemed earned by Lender as of the above Advance Date.

This Promissory Note is a Deferred Charge Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated May [    ], 2010, by and between Borrower, [Hercules Technology II, L.P. [or] Hercules Technology III, L.P.] and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make payment under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES
(if such subsidiary executes and delivers a Joinder Agreement):	AVEO PHARMACEUTICALS, INC.

By:
Title:

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1.	Borrower hereby represents and warrants to Lender that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name: AVEO Pharmaceuticals, Inc.

Type of organization: Corporation

State of organization: Delaware

Organization file number: 3444819

Foreign Qualification Jurisdictions: Massachusetts

2.	Borrower hereby represents and warrants to Lender that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name: GenPath Pharmaceuticals, Inc.

Used during dates of: 10/19/2001 to 3/1/2005

Type of Organization: Corporation

State of organization: Delaware

Organization file Number: 3444819

3.	Borrower’s fiscal year ends on December 31.

4.	Borrower’s federal employer tax identification number is 04-3581650.

5.	Borrower hereby represents and warrants to Lender that the street addresses, cities, states and postal codes of its current locations as of the Closing Date are:

Chief Executive Office:	75 Sidney St.
Cambridge, MA 02139

Principal Place of Business:	75 Sidney St.
Cambridge, MA 02139

Locations of Collateral:	64 and 75 Sidney St.
Cambridge, MA 02139

Location of Subsidiary:	AVEO Pharma Limited
Gainsborough House
81 Oxford Street
London, W1D2EU, United Kingdom

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Patents

The following is a list of pending patent applications owned by the Company.

Company Ref. No.	Application Ser. No.	Filing Date	Patent No.
AV 23 US	US 10/570,116	2/28/2006	US 7,622,630
AV 23 AU	AU 2004-268639	3/24/2006	AU 2004-268639
AV 23 EP	EP 04 782 554.2	3/21/2006
AV 23 JP	JP 2006-524926	2/28/2006
AV 42 CIP US	US 11/170,338	6/28/2005
AV 42 CIP2 US	US 11/296,241	12/6/2005
AV 42 CIP2 AU	AU 2005 314003	6/28/2007
AV 42 CIP2 EP	EP 05 853 435.5	7/7/2007
AV 42 CIP2 JP	JP 2007-545644	6/6/2007
AV 48 CIP 2 US	US 11/398,171	4/5/2006	US 7,556,796
AV 48 AU	AU 2006 2006012965	10/18/2007
AV 48 CA	CA 2,602,594	9/21/2007
AV 48 EP	EP 06 740686.8	10/29/2007
AV 48 JP	JP 2008 505554	10/04/2007
AV 48 NZ	NZ 562749	10/24/2007	NZ 562749
AV 50A US	US 11/757,094	6/1/2007	US 7,659,378
AV50A AR	AR P070102388	6/1/2007
AV 50A AU	AU 2007-254853	12/19/2008
AV 50A BR	PI 0712223-3	12/2/2008
AV 50A CA	CA 2,654,019	12/1/2008
AV 50A CN	CN 200780020154.5	12/1/2008

AV 50A EP	EP 07795607.6	12/23/2008
AV 50A ID	W00200804197	12/24/2008
AV 50A IL	IL 195,038	11/2/2008
AV 50A IN	5/CHEN/2009	1/1/2009
AV 50A JP	JP 2009-513297	12/1/2008
AV 50A KR	KR 10-2008-7032082	12/30/2008
AV 50A MX	MX/a/2008/015138	11/27/2008
AV 50A NO	NO 2008 5422	12/30/2008
AV 50A NZ	Not available yet	12/19/2008
AV 50A PH	PH 12008502645	12/2/2008
AV 50 A SG	SG 200808459-2	12/12/2008
AV 50A ZA	ZA 2008/09483	11/6/2008
AV 50B US	US 11/757,059	6/1/2007	US 7,649,083
AV 50B AR	AR P070102389	6/1/2007
AV 50B AU	AU 2007-254942	12/19/2008
AV 50B BR	PI 0712222-5	12/2/2008
AV 50B CA	Not available yet	11/28/2008
AV 50B CN	CN 200780020105.1	12/1/2008
AV 50B EP	EP 07795599.5	12/23/2008
AV 50B ID	W00200804198	12/24/2008
AV 50B IL	IL 195,037	11/2/2008
AV 50B IN	8/CHEN/2009	1/1/2009
AV 50B JP	JP 2009-513295	12/1/2008
AV 50B KR	KR 10-2008-7032083	12/30/2008
AV 50B MX	MX /a/2008/014829	11/21/2008
AV 50B NO	NO 2008 5421	12/30/2008

AV 50B NZ	Not available yet	12/19/2008
AV 50B PH	PH 12008502644	12/2/2008
AV 50 B SG	SG 200808462-6	12/12/2008
AV 50B ZA	ZA 2008/09484	11/6/2008
AV 54 US	US 12/494,965	6/30/2009
AV54 PCT	PCT/US09/049211	6/30/2009
AV 55 US	US 12/360,790	1/27/2009	US 7,544,476
AV 56 US	12/498183	7/6/2009	US 7,615,353
AV56 PCT	PCT/US2009/061163	1019/2009
AV57 P	61/322,712	4/9/2010
AV 58 US	12/645,355	12/22/2009
AV 59 P	61/261,252	11/13/2009
AV 60 P	61/333,590	5/11/2010

Trademarks

The following is a list of Company’s trademark applications and registrations:

Mark	Country	Serial No.	Filing Date	Reg. No.
AVEO	United States	78/459583	7/30/04	3,276,293
AVEO	Europe	004217493	12/20/04	4217493
AVEO	Canada	1,243,421	12/30/04	722,251
AVEO	Japan	2004114054	12/14/04	4875968
AVEO (stylized)	United States	78/584457	3/10/05	3,276,709
MISC. DESIGN (Letter A stylized with colors)	United States	78/584441	3/10/05	3,584,631

Mark	Country	Serial No.	Filing Date	Reg. No.
Human Response Prediction	United States	78/795,581	1/20/06	3,358,242
Human Response Platform	United States	77/882,954	12/1/09

Licenses

Dana Farber Cancer Institute

Exclusive Patent License dated March 19, 2002

This is a license under U.S. Patent Nos. 6,639,121 and 7,371,515 which cover the Company’s mouse models of cancer, and their use in screens to identify new cancer targets (respectively).

Abbott Bioresearch Center

Non-Exclusive License Agreement dated March, 30, 2002

This is a license under patents covering the tetracycline-regulated promoter system used for inducible expression of recombinant oncogenes in the Company’s mouse models of cancer.

E.I. duPont de Nemours & Company

OncoMouse® Technology Commercial License Agreement dated March 20, 2002

This license covers one of the Company’s mouse models of human cancer, i.e., the melanoma model, but not the Company’s other mouse models.

Xenogen Corporation

In Vivo Imaging Technology Agreement dated September 30, 2005

This is a license allowing the Company to practice certain methods of non-invasive in vivo imaging of the Company’s mouse models of cancer.

Kirin Brewery Company, Ltd.

License Agreement dated December 21, 2006

This is an exclusive license under certain Kirin patents to conduct clinical trials and to commercialize (outside of Asia) a novel anti-cancer drug known as KRN-951.

Merck (formerly Schering-Plough Biopharma Corporation)

License Agreement dated March 23, 2007

This is a research, development and license agreement (exclusive license under AVEO patent applications) under which AVEO and Schering-Plough will develop and commercialize AVEO’s monoclonal antibody AV-299.

Ocimum Biosolutions, Inc. (formerly GeneLogic)

License Agreements dated September 20, 2007 and March 31, 2009

These are research licenses to use certain GeneLogic databases for research purposes.

Arana Therapeutics

License Agreement dated September 25, 2007

This is a research license under certain Arana patents for research purposes.

OSI Pharmaceuticals, Inc.

Amended and Restated Collaboration and License Agreement dated July 16, 2009

This is a collaboration and license agreement under which OSI and AVEO will collaborate on discovery and development of novel cancer drugs, and under which OSI obtains certain rights with respect to use of AVEO’s platform technology.

Public Health Service

Non-Exclusive Patent License Agreement date September 14, 2009

This is a license under patents covering ErbB3 nucleic acids, polypeptides, and antibodies.

Other IP-related disclosures

The Company has registered the following domain names:

aveopharma.com

aveobiz.com

aveous.com

aveopharmaceuticals.com

aveorx.com

tivozanib.com

tivozanib.org

tivozanib.net

tivozanib.mobi

tivozanib.info

tivozanib.biz

tivozanib.us

tivozanib.ca

tivozanib.com.mx

tivozanib.eu

tivozanib.at

tivozanib.be

tivozanib.ch

tivozanib.uk

tivozanib.es

tivozanib.de

tivozanib.dk

tivozanib.fr

tivozanib.gr

tivozanib.it

tivozanib.nl

tivozanib.pl

tivozanib.pt

tivozanib.ru

tivozanib.au

tivozanib.nz

tivozanib.br

tivozanib.cl

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Comerica Bank
333 W. Santa Clara Street
San Jose, CA 95113

Main Operating Acct.
Money Market Acct. (securing Letter of Credit)
Money Market Acct.

Capital Advisors/State Street
C/o Capital Advisors Group
Chatham Center
29 Crafts Street, Suite 270
Newton MA 02458

Investment Account

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Technology II, L.P.

Hercules Technology III, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Attn: Bryan Jadot

Reference is made to that certain Loan and Security Agreement dated May 28, 2010 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”), between Hercules Technology II, L.P., and Hercules Technology III, L.P., as Lender, on the one hand, and AVEO Pharmaceuticals, Inc. (the “Company”) as Borrower, on the other hand. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity as set forth below, that as of the date hereof and in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance in all material respects for the period ending                     of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies, in such capacity as set forth below, that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CALCULATION	CHECK IF ATTACHED

Interim Financial Statements	Monthly within 30 days	N/A

Interim Financial Statements	Quarterly within 45 days	N/A

Audited Financial Statements	FYE within 90 days	N/A

Intellectual Property on Exhibit D	Quarterly within 30 days	N/A

Very Truly Yours,

AVEO PHARMACEUTICALS, INC.

By:

Name:

Its:

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [            ], 20[    ], and is entered into by and between                         , a                          corporation (“Subsidiary”), and HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (“Hercules II”), and HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership (“Hercules III”, together with Hercules II collectively referred to as the “Lender”).

RECITALS

A. Subsidiary’s Affiliate, AVEO Pharmaceuticals, Inc. (“Company”) [has entered/desires to enter] into that certain Loan and Security Agreement dated May 28, 2010, with Lender, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Lender agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.	By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that Lender shall have no duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith. Rather, to the extent that Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other person or entity. By way of example (and not an exclusive list): (a) Lender’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed between Company and Lender shall be deemed provided to Subsidiary; (b) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (c) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

                                                                                          .

By:
Name:
Title:

Address:

Telephone:
Facsimile:

HERCULES TECHNOLOGY II, L.P.,
a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Technology Growth Capital, Inc., its Manager

By:
	Name:	K. Nicholas Martitsch
	Its:	Associate General Counsel

HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Technology Growth Capital, Inc., its Manager

By:
	Name:	K. Nicholas Martitsch
	Its:	Associate General Counsel

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

Execution Version

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Technology II, L.P.

Hercules Technology III, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Loan and Security Agreement dated May 28, 2010 between AVEO Pharmaceuticals, Inc. (“Borrower”), on the one hand, and Hercules Technology II, L.P., and Hercules Technology III, L.P. (collectively, the “Lender”), (the “Agreement”)

In connection with the above referenced Agreement, the Borrower hereby authorizes Lender to initiate debit entries for the periodic payments due under the Agreement to the Borrower’s account indicated below. The Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH

CITY	STATE AND ZIP CODE

TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

(Borrower)(Please Print)

By:

Date:

EXHIBIT I

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of May     , 2010 is entered into among AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Hercules Technology II, L.P., a Delaware limited partnership, and Hercules Technology III, L.P., a Delaware limited partnership (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers have entered into a Loan and Security Agreement, dated as of May     , 2010 (the “Loan Agreement”);

WHEREAS, pursuant to Section 8.2(c) of the Loan Agreement, the Company has granted to the Purchasers certain rights to acquire shares of common stock of the Company, $.001 par value per share (the “Common Stock”), after the date hereof, in a private placement to be consummated concurrently with the closing of a Subsequent Financing (as defined in the Loan Agreement) that is a public offering (the shares of Common Stock that the Purchasers may acquire after the date hereof pursuant to Section 8.2(c) of the Loan Agreement, and any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events), are referred to herein as the “Loan Agreement Shares”); and

WHEREAS, the Company and the Purchasers have entered into Warrant Agreements (the “Warrant Agreements”) on May     , 2010, pursuant to which the Company granted to the Purchasers warrants to purchase, at the Exercise Price (as defined in the Warrant Agreements), an aggregate of $1,250,000.00 in shares of Common Stock (such shares, and any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events), the “Warrant Shares”); and

WHEREAS, the Company and the Purchasers desire to provide for certain arrangements with respect to the registration of the Loan Agreement Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Registration of the Loan Agreement Shares. The Company shall file with the Securities and Exchange Commission (the “SEC”), within ten (10) business days following each date on which Purchasers acquire Loan Agreement Shares pursuant to Section 8.2(c) of the Loan Agreement (each, a “Share Issuance Date”), a registration statement on Form S-3 (or any successor form) covering resale to the public by Purchasers of such Loan Agreement Shares acquired on such Share Issuance Date by Purchasers (each, a “Loan Agreement Shares Registration Statement”), provided that the Company is then eligible to file a registration statement on Form S-3 (or any successor form).

2. Registration of the Warrant Shares.

(a) If the Company proposes to file a registration statement with the SEC for a public offering and sale of Common Stock of the Company, whether for its own account or for the account of any other stockholder of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation (a “Warrant Shares Registration Statement”), at any time or from time to time on or prior to the date on which the Warrant Shares are eligible for sale pursuant to Rule 144 promulgated under the Securities Act, the Company shall give written notice to the Purchasers of its intention to do so, provided, that no such notice need be given if no Registrable Shares (as defined below) are to be included therein as a result of a written notice from the managing underwriter pursuant to Section 2(b). Upon the written request of a Purchaser given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Purchaser to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Purchaser; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2(a) without obligation to the Purchasers. “Registrable Shares” means the Warrant Shares, provided, however, that Warrant Shares shall cease to be Registrable Shares upon (i) any sale pursuant to a Warrant Shares Registration Statement or Rule 144 under the Securities Act, (ii) any sale in any manner to a person or entity which is not entitled, pursuant to this Agreement, to the rights under this Agreement or (iii) at such time as they become eligible for sale pursuant to Rule 144 under the Securities Act.

(b) If the registration for which the Company gives notice pursuant to Section 2 is a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice given pursuant to Section 2(a) above. In such event, the right of a Purchaser to include its Registrable Shares in such registration pursuant to this Section 2 shall be conditioned upon such Purchaser’s participation in such underwriting on the terms required by the underwriter or underwriters selected for the underwriting by the Company and such Purchaser shall enter into an underwriting agreement upon such terms with such underwriter or underwriters. If such Purchaser disapproves of the terms of the underwriting, such Purchaser may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares that may be included by such Purchaser in such Registration Statement and underwriting may be reduced, provided that, the number of shares that may be included in such Registration Statement and underwriting by the Purchasers and Other Holders (as defined below) shall be allocated among each Purchaser and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 2(a). If a Purchaser or any Other Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among each requesting Purchaser and other requesting Other Holders pro rata in the manner described in the preceding sentence. “Other Holders” means holders of securities of the Company (other than Purchasers) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

3. Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to effect the registration of any Loan Agreement Shares or Registrable Shares (for purposes hereof, the Loan Agreement Shares or Registrable Shares, as the case may be, are sometimes referred to as the “Shares”) under the Securities Act, the Company shall:

(i) file with the SEC a Loan Agreement Shares Registration Statement or a Warrant Shares Registration Statement, as applicable (for purposes hereof, a Loan Agreement Shares Registration Statement or a Warrant Shares Registration Statement, as the case may be, is sometimes referred to as “Registration Statement”) with respect to such Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

(ii) prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for six months from the effective date or such lesser period until all such Shares are sold;

(iii) furnish to a participating Purchaser such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by such Purchaser (for purposes hereof, “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus);

(iv) use its best efforts to register or qualify the Shares covered by the Registration Statement under the Securities Act or Blue Sky laws of such states as a participating Purchaser shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable such Purchaser to consummate the public sale or other disposition in such states of the Shares owned by such Purchaser; provided, however, that the Company shall not be required in connection with this clause (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(v) cause all such Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi) provide a transfer agent and registrar for all such Shares not later than the effective date of such Registration Statement;

(vii) make available for inspection by a participating Purchaser, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by such Purchaser, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Purchaser, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii) notify a participating Purchaser, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(ix) as expeditiously as possible following the effectiveness of such Registration Statement, notify a participating Purchaser of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus;

(x) in the event that the Company’s legal counsel renders an opinion with respect to the Registration Statement to any other stockholders of the Company participating in the sale of shares of Common Stock pursuant to such Registration Statement, arrange for a substantially similar opinion to be delivered to a participating Purchaser; and

(xi) furnish to a participating Purchaser a draft of the Registration Statement and the prospectus included in the Registration Statement and any amendments or supplements thereto at least two business days prior to the filing of any such Registration Statement, prospectus, amendment or supplement with the SEC, and consider in good faith incorporating into such proposed filing any comments of such Purchaser received by the Company within two business days of furnishing such draft.

(b) If the Company has delivered a Prospectus to a participating Purchaser in connection with this Section 3 and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify such Purchaser and, if requested, such Purchaser shall immediately cease making offers of Shares and return all Prospectuses to the Company. The Company shall promptly provide such Purchaser with revised Prospectuses and, following receipt of the revised Prospectuses, such Purchaser shall be free to resume making offers of the Shares.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify a participating Purchaser to such effect, and, upon receipt of such notice, such Purchaser shall immediately discontinue any sales of Shares pursuant to such Registration Statement until such Purchaser has received copies of a supplemented or amended Prospectus or until such Purchaser is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 3(c) to suspend sales of Shares for a period in excess of 30 days consecutively or 60 days in any 365-day period.

(d) In the event that, in the judgment of the Company, it is advisable to delay the filing or effectiveness of a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company may do so and shall notify a participating Purchaser to such effect. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 3(d) to delay such filing or effectiveness for a period in excess of 30 days consecutively or 60 days in any 365-day period.

4. Requirements of Purchaser. Each Purchaser shall furnish to the Company such information regarding such Purchaser and the distribution proposed by such Purchaser as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. Each Purchaser shall treat information provided to it in connection with this Agreement regarding the Company and its plans to file a Registration Statement confidentially and shall not disclose or use such information other than as necessary to exercise its rights hereunder. Each Purchaser shall cooperate with the Company in connection with the preparation and filing of a Registration Statement hereunder.

5. Registration Expenses. The Company will pay all Registration Expenses (as defined below) for all registrations under this Agreement. “Registration Expenses” means all registration and filing fees, exchange listing fees, printing expenses and fees and expenses of counsel for the Company incurred by the Company in complying with the provisions of this Agreement, but excluding underwriting discounts, selling commissions and the fees and expenses of a Purchaser’s own counsel.

6. Indemnification and Contribution.

(a) In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each participating Purchaser, each underwriter of such Shares, and each other person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”) against any losses, claims, damages or liabilities, joint or several, to which such Purchaser, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Purchaser, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Purchaser, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Purchaser, underwriter or controlling person specifically for use in the preparation thereof.

(b) In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, each participating Purchaser will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Purchaser furnished in writing to the Company by such Purchaser specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of each such Purchaser hereunder shall be limited to an amount equal to the net proceeds to such Purchaser of Shares sold in connection with such registration.

(c) Each party entitled to indemnification pursuant to this Section 6 (an “Indemnified Party”) shall give notice to the party obligated to provide indemnification pursuant to this Section 6 (an “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6, except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the

Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and a Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and a Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d), (i) in no case shall a Purchaser be liable or responsible for any amount in excess of the net proceeds received by such Purchaser from the offering of Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 6(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) The rights and obligations of the Company and the Purchasers under this Section 6 shall survive the expiration or termination of this Agreement.

7. Termination. Unless sooner terminated pursuant to the provisions of this Agreement, all of the Company’s obligations to register the Loan Agreement Shares or the Warrant Shares under this Agreement shall terminate on the earlier of (a) March 17, 2015 or (b) the date on which all of the Loan Agreement Shares and the Warrant Shares have been sold by the Purchasers.

8. Assignment of Rights. The rights and obligations of a Purchaser hereunder with respect to the Loan Agreement Shares or the Warrant Shares, as the case may be, may be assigned by such Purchaser in connection with the transfer of the Loan Agreement Shares or the Warrant Shares, as applicable, in accordance with the terms of any agreement setting forth the terms and conditions applicable to the transfer of the Loan Agreement Shares or the Warrant Shares, as the case may be, and any such transferee shall be deemed a “Purchaser” for the purposes of this Agreement; provided that such transferee provides written notice of such assignment to the Company and agrees to be bound in writing hereby.

9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

10. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the parties hereto shall be entitled to specific performance of the agreements and obligations of the parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

12. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopy or via a reputable express courier, with charges prepaid, to the address set forth below or to such other address of which the parties may have given notice. Unless otherwise specified herein, such notices or other communications shall be deemed received one business day after personal delivery or delivery by telecopy, or three business days after being sent, if sent by reputable express courier.

If to a Purchaser:

HERCULES TECHNOLOGY II, L.P. or HERCULES TECHNOLOGY III, L.P., as applicable

Legal Department

Attention: Chief Legal Officer and Manuel Henriquez

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

With a copy to:

BINGHAM MCCUTCHEN

Attn: John Connolly

Three Embarcadero Center

San Francisco, CA 94111

Facsimile: 415-393-2286

Telephone: 415-393-2560

If to the Company:

AVEO PHARMACEUTICALS, INC.

Attention: President

75 Sidney Street

Fourth Floor

Cambridge, MA 02139

Facsimile: 617-995-4995

Telephone: 617-299-5000

With a copy to:

WILMER CUTLER PICKERING HALE AND DORR LLP

Attention: Steven D. Singer, Esq.

60 State Street

Boston, MA 02109

Facsimile: 617-526-5000

Telephone: 617-526-6000

13. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.

14. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

15. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

[remainder of page intentionally omitted]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AVEO PHARMACEUTICALS, INC.

By:

Name:

Title:

HERCULES TECHNOLOGY II, L.P.

By:

Name:

Title:

HERCULES TECHNOLOGY III, L.P.

By:

Name:

Title:

SCHEDULE 1A

EXISTING PERMITTED INDEBTEDNESS

Reimbursement obligations in connection with letter of credit numbers 593653-07 and 637923-01 issued by Comerica Bank (and any replacements thereof).

Indebtedness secured by the GECC Security Agreement

SCHEDULE 1B

EXISTING PERMITTED INVESTMENTS

Comerica Main Operating

Comerica Money Market (securing Comerica Letter of Credit)

Comerica Money Market Acct.

Capital Advisors/State Street account

AVEO Pharma Limited

SCHEDULE 1C

EXISTING LIEN

Liens secured by the GECC Security Agreement.

SCHEDULE 1D

LIST OF SUBSIDIARIES

Name and Address	Country of Formation	Location of Each Office

AVEO Pharma Limited	United Kingdom	Gainsborough House
81 Oxford Street
London, W1D2EU
United Kingdom

SCHEDULE 5.5

ACTIONS BEFORE GOVERNMENTAL AUTHORITIES

None.

SCHEDULE 5.9

INTELLECTUAL PROPERTY CLAIMS

None.

SCHEDULE 5.10

INTELLECTUAL PROPERTY

None.

SCHEDULE 5.11

BORROWER PRODUCTS

None.